PART II

     This Registration Statement relates to 300,000 shares ofCommon Stock, $.001 par value per share (the "Common Stock"), of Applied Intelligence Group, Inc. (the "Company" or the "Registrant"), being registered for use under the Applied Intelligence Group, Inc. 1995 Stock Option Plan, adopted March 1, 1995, and as amended on April 29, 1996 (the "Plan"). The Common Stock registered hereunder may be issued under the Plan upon exercise of options granted under and pursuant to the Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference:

     (a) the Prospectus, dated November 21, 1996, of the Registrant filed with the Central Regional Officer of the Commission pursuant to Rule 424(b) and in conjunction with the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as declared effective by the Commission on November 20, 1996;

     (b) the Certificate of Incorporation contained as Exhibit 3.1 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (c) the Bylaws contained as Exhibit 3.2 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission and as declared effective by the Commission on November 20, 1996;

     (d) the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on November 14, 1996 under Section 12 of the Securities Exchange Act of 1934, including any amendment or description filed for the purpose of updating such description; and

     (e) All documents and reports subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable. (Class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.)

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     None.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Section 1031 of the Oklahoma General Corporation Act permits (and Registrant's Certificate of Incorporation and Bylaws, which are incorporated by reference herein) authorize indemnification of directors and officers of the Registrant and officers and directors of another corporation, partnership, joint venture, trust or other enterprise who serve at the request of Registrant, against expenses, including attorneys fees, judgments, fines and amount paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding in which such person is a party by reason of such person being or having been a director or officer of Registrant or at the request of Registrant, if he conducted himself in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Registrant may not indemnify an officer or a director with respect to any claim, issue or matter as to which such officer or director shall have been adjudged to be liable to Registrant, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. To the extent that an officer or director is successful on the merits or otherwise in defense on the merits or otherwise in defense of any action, suit or proceeding with respect to which such person is entitled to indemnification, or in defense of any claim, issue or matter therein, such person is entitled to be indemnified against expenses, including attorneys fees, actually and reasonable incurred by him in connection therewith.

     The circumstances under which indemnification is granted with an action brought on behalf of Registrant are generally the same as those set forth above; however, expenses incurred by an officer or a director in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of final disposition upon receipt of an undertaking by or on behalf of such officer or director to repay such amount it is ultimately determined that such officer or director is not entitled to indemnification by Registrant.

     These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933, as amended (the "1933 Act"), in which case such provision is against public policy as expressed in the 1933 Act and is therefore unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.  EXHIBITS

4.1 Specimen certificate of the Common Stock is incorporated by reference to Exhibit 4.1 filed as a part of Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 333-5038-D), as filed with the Central Regional Office of the Commission on August 26, 1996.

4.2       Applied Intelligence Group, Inc. 1995 Stock Option Plan

5         Opinion of Dunn Swan & Cunningham

23.1      Consent of Independent Accountants

23.2      Consent of Dunn Swan & Cunningham

24        Power of Attorney

ITEM 9.  UNDERTAKINGS
        A.  The undersigned Registrant hereby undertakes:

           (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                Statement:

               (i)  to include any prospectus required by Section 10(a) (3)
                of the 1933 Act;

               (ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

               (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1) (i) and (1) (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference herein.

          (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the undersigned Company's annual report pursuant to Section 13 (a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the new offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act my be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                           SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edmond, Oklahoma, on this 19th day of February, 1997.


                                   APPLIED INTELLIGENCE GROUP, INC.



                                   BY: /s/ ROBERT L. BARCUM
                                       ----------------------------
                                        Robert L. Barcum
                                        President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.


     SIGNATURES                         TITLE                 DATE

/s/  ROBERT L. BARCUM           Chairman of the            February 19, 1997
     Robert L. Barcum           Board of Directors
                                and Chief Executive
                                Officer

/s/ ROBERT N. BAKER             Vice President and         February 19, 1997
    Robert N. Baker             Director


/s/ RUSSELL L. REINHARDT        Vice President and         February 19, 1997
    Russell L. Reinhardt        Director


/s/ DAVID B. NORTH              Vice President             February 19, 1997
    David B. North


/s/ JOHN M. DUCK                Vice President and         February 19, 1997
    John M. Duck                Chief Financial
                                Officer


                        INDEX TO EXHIBITS

 EXHIBIT
 NUMBER                  DESCRIPTION OF EXHIBIT
   4.1     Specimen certificate of the common stock is incorporated by reference to Exhibit 4.1 filed as a part of Amendment No. 1 to the
           Company's Registration Statement on Form SB-2 (No. 333-5038-D), as
           filed with the Central Regional Office of the Commission on
           August 26, 1996.

   4.2     Applied Intelligence Group, Inc. 1995 Stock Option
           Plan

    5      Opinion of Dunn Swan & Cunningham

  23.1     Consent of Independent Accountants

  23.2     Consent of Dunn Swan & Cunningham

   24      Power of Attorney
